Merrill Lynch Global Transportation Conference

June 12, 2002

ExpressJet®

ExpressJet Holdings, Inc.

Jim Ream
President and Chief Executive Officer

Fred Cromer
Vice President and Chief Financial Officer

Please note that the foregoing contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. Actual results could differ materially from those described in the forward-looking statements. Additional information concerning risk factors that could cause our actual results to differ materially from those in the forward-looking statements are described in the company's securities filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-1 dated April 17, 2002. Such factors include our high leverage; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible Federal Aviation Administration requirements; labor costs and relations; certain tax matters; competition and industry conditions; our dependence on the financial and operational strength of Continental Airlines; and the seasonal nature of the airline business. The company does not undertake any duty to update any such forward-looking statements.

ExpressJet IPO (NYSE: XJT)

IPO completed April 22, 2002 - $480 million

- The largest U.S. airline IPO ever
- 30 million shares sold at $16.00 per share
  - 10 million primary shares
  - 20 million secondary shares sold by Continental
- $146.8 million in net proceeds to ExpressJet used to pay down debt
- Four independent directors appointed to Board of Directors
- Continental still holds 34 million shares (approximately 53%)

ExpressJet

ExpressJet - The Premier Regional Airline

Size:	Project $1.1 billion to $1.2 billion revenue for 2002 World's largest operator of regional jets
Hubs:	Houston, Newark, Cleveland
Fleet as of 5/31/02:	153 Regional Jets 121 Firm Orders 100 Options
Departures:	Over 875 daily departures to 99 cities

Current ExpressJet Cities



ExpressJet cities
Hub locations

As of June 2002

Current ExpressJet Cities from IAH – 1,100 mile Range



ExpressJet cities
IAH hub

As of June 2002

Potential ExpressJet Cities from IAH – Expanded Range


Boise
Toronto
Ontario
Palm Springs
Nassau
1,500
1,100
ExpressJet cities
IAH hub

ERJ-145XR Overview

- 104 firm orders, 100 options
- Certification on schedule for Summer 2002
- 1,500 mile range versus 1,100 miles for current fleet of ERJ-145LRs
- 100% commonality for the cockpit and engine core
- 95% commonality for spare parts



Projected ASM and Block Hour Growth


Billions of ASMs
Thousands of Block Hours
13
12
11
10
9
8
7
6
5
4
3
1,000
900
800
700
600
500
400
27.9% CAGR
14.1% CAGR
2002E
2003E
2004E
ASMs
Block Hours

Projected for firm aircraft orders only.

Capacity Purchase Agreement

Ten Year Agreement with Continental Airlines

- Extends through 2010, plus four five-year extensions (2030) at the option of Continental
- Covers 274 regional jet aircraft
  - Continental has right to add 100 option aircraft
- Exclusive provider of regional jets in Continental's hubs through 2005
- Right to pursue new business at any time, as long as we do not compete directly with Continental flights

Capacity Purchase Agreement

- Excludes weather and ATC cancellations from operational targets
- No cost exposure on disposition of turboprops
- Revenue rates through 2004 with 10% target operating margin
  - Allowed Continental to affirm need for all firm orders
  - Avoid near-term annual meet and confer
- Beyond 2004, annual meet and confer on expenses with contract operating margin of 10%

2001–2004 Rate Structure

- Through 2004, revenues that cover approximately 66% of expenses are automatically adjusted
  - Includes fuel, aircraft rent, airport facilities and landing fees, hull insurance and security
- Remaining expenses can vary within four-year rate structure
  - 8.5% - 11.5% operating margin band on approximately 13% of costs
  - Full exposure on most labor expense

ExpressJet

Regional Airlines Fixed Fee Contract Comparison

	ExpressJet	Atlantic Coast	SkyWest	Mesa	Mesaba
Major/Other Airline Partner	Continental	Delta, United	Delta, United	America West, US Airways, Midwest Express, Frontier Airlines	Northwest
Contract Expiration	2010	Delta – 2010 United – 2010	Delta – 2010 United – 2007	America West – 2012 US Airways – 2008	Turboprops – 2007 RJs – 2007
Contract Cancellation Option for Major	one-year notice beginning 2005	Delta – 180 days notice United – Cause only	Delta – 180 days notice United – Cause only	Cause only	Turboprops – one-year notice RJs – one time in April 2003 with six months notice
RJ Fleet Reduction Option for Major	Up to 25% beginning mid-2004	None	None	None	None

Source: SEC Filings and company management

Comparison of First Quarter Financials

($ millions, except per share data)	3 Months Ended March 31, 2002	3 Months Ended March 31, 2001	
Operating revenue	$265.2	$244.9	+8%
Operating income	35.5	26.7	+33%
Operating margin	*13.4%*	*10.9%*	
Net income	$20.0	$12.9	+55%
Earnings Per Share	$0.37*	$0.24*	+54%

* Based on 54 million shares outstanding

First Quarter 2002 Operating Margin Analysis*


14%
12%
10%
8%
6%
4%
2%
0%
10.0
1.2
11.2
0.08
1.6
12.8
Base Margin
Margin Band Performance
Prevailing Margin
Labor
Incentives and Other
Actual Margin

* *Excludes 0.6% margin benefit from a one-time reduction in maintenance expense related to the termination of a turboprop engine maintenance contract*

ExpressJet

Infrastructure and Investments

ExpressJet has made significant investments in the business

Maintenance

- Heavy maintenance facilities in Shreveport and Knoxville
  - Shops expansion to bring composite, thrust reverser, sheet metal and tire maintenance in-house
- Aircraft investments in ACARS and reliability modifications

Training Center

- Two full flight simulators and two fixed training devices
- Full motion cabin trainer
- Computer based training lab

Systems

- Maintenance Inventory and Planning System
- Crew Management System

ExpressJet

Controllable* Completion Factor (RJs)



100 %
98 %
96 %
94 %
92 %
90 %
98.0
99.7
98.7
99.8
99.3
99.8
99.2
99.9
99.1
99.9
Jan
Feb
Mar
Apr
May
2001
2002

* Excludes cancellations due to weather, air traffic and certain other factors beyond the Company's control

Remaining Investments to Support RJ Expansion

- Expansion of training center, including addition of full flight simulator
- Complete expansion of maintenance support shops and reliability lines
- Add two heavy-check lines in existing hangers
- Bring online two additional overnight maintenance facilities
- Fleet capital expenditures – spare engines and parts

Continental Note Payable

Scheduled Year-End Balance ($ millions)


$500
$400
$300
$200
$100
$0
$406
$314
$222
$123
$18
$0
2002
2003
2004
2005
2006
2007

Industry Ratio Comparison

LTM Return on Investment (3/31/02)



14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
11.5
10.0
5.0
ExpressJet
Regional Airlines
Low Cost Airlines

Source: SEC filings for ExpressJet, Atlantic Coast, SkyWest, Mesa, Mesaba, Southwest, AirTran and Frontier

Return equals EBIT plus aircraft rent. Investment equals market equity as of June 10, 2002, book debt, capital leases and Q1 2002 aircraft rent annualized and capitalized at 7x minus cash. Excludes special charges and includes government grants under the Air Transportation Safety and System Stabilization Act.

Frequently Asked Questions

- How are your aircraft financed and what are your rights on the regional jet subleases?
- What is the outlook for labor negotiations?
- What are the limitations on developing new business?